Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2006 relating to the financial statements of CombiMatrix Group (a division of Acacia Research Corporation), which appears in Acacia Research Corporation's Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Orange County, California
April 21, 2006